Exhibit 21.1

List of Subsidiaries of Alere Inc.

Name of Subsidiary	State or Jurisdiction of Incorporation	% of ownership
Amedica Biotech, Inc.	California	100%
Ameditech Inc.	California	100%
Redwood Toxicology Laboratory, Inc.	California	100%
Alere Connect, LLC	Delaware	100%
Alere Holdco, Inc.	Delaware	100%
Alere Home Monitoring, Inc.	Delaware	100%
Alere International Holding Corp.	Delaware	100%
Alere North America, LLC	Delaware	100%
Alere Phoenix ACQ, Inc.	Delaware	100%
Alere San Diego, Inc.	Delaware	100%
Alere Scarborough, Inc.	Delaware	100%
Alere US Holdings, LLC	Delaware	100%
ATS Laboratories, Inc.	Delaware	100%
eScreen, Inc.	Delaware	100%
First Check Diagnostics, LLC	Delaware	100%
Instant Tech Subsidiary Acquisition, Inc. d/b/a U.S. Diagnostics	Delaware	100%
Ionian Technologies, LLC	Delaware	100%
SPDH, Inc.	Delaware	100%
Standing Stone, LLC	Delaware	100%
US CD LLC	Delaware	50%
Alere Toxicology, Inc.	Florida	100%
American Medical Supplies, Inc.	Florida	100%
Arriva Medical, LLC	Florida	100%
Avee Laboratories Inc.	Florida	100%
Global Analytical Development LLC	Florida	100%
Quality Assured Services, Inc.	Florida	100%
Alere Toxicology Services, Inc.	Louisiana	100%
Branan Medical Corporation	Nevada	100%
Alere Informatics Inc.	Virginia	100%
Instant Technologies, Inc.	Virginia	100%
Pembrooke Occupational Health, Inc.	Virginia	100%
Alere S.A. f/k/a Biolinker S.A.	Argentina	100%
Alere Holdings Pty Limited	Australia	100%
Inverness Medical Innovations Australia Pty, Ltd.	Australia	100%
Alere GmbH	Austria	100%

Name of Subsidiary	State or Jurisdiction of Incorporation	% of ownership
Alere Bangladesh Limited	Bangladesh	51%
Alere Health BVBA	Belgium	100%
Alere Medical BVBA	Belgium	100%
Alere S/A	Brazil	99.9%
Alere ULC f/k/a Alere Inc.	Canada	100%
Epocal Inc.	Canada	100%
eScreen Canada ULC	Canada	100%
Inverness Canadian Acquisition Corporation	Canada	100%
ABON Biopharm (Hangzhou) Co., Ltd.	China	100%
Alere (Shanghai) Diagnostics Co., Ltd. f/k/a Inverness Medical (Shanghai) Co., Ltd.	China	75%
Alere (Shanghai) Medical Sales Co., Ltd.	China	100%
Alere (Shanghai) Technology Co., Ltd.	China	100%
Alere China Co., Ltd.	China	100%
Inverness Medical (Beijing) Co., Ltd.	China	100%
Alere Colombia S.A. f/ka/ Biosystems S.A.	Colombia	100%
Alere S.R.O.	Czech Republic	100%
Alere AS f/k/a Medinor AS	Denmark	100%
Alere Oy AB f/k/a Medinor Finland Oy AB	Finland	100%
Alere S.A.S.	France	100%
Orgenics France S.A.S.	France	100%
Alere GmbH f/k/a IMD	Germany	100%
Alere Holding GmbH	Germany	100%
Alere Technologies GmbH	Germany	100%
Diagnostik Nord GmbH	Germany	100%
Gabmed GmbH	Germany	100%
Inverness Medical Innovations Hong Kong Limited	Hong Kong S.A.R	100%
Alere Medical Private Limited	India	100%
Inverness Medical Shimla Private Limited	India	100%
PT Alere Health	Indonesia	100%
Alere International Limited	Ireland	100%
Alere Technologies Holdings Limited	Ireland	100%
Alere Connected Health Ltd.	Israel	100%
Orgenics Ltd.	Israel	99.9%
Alere S.r.l.	Italy	100%
Alere Toxicology S.r.l.	Italy	100%
Alere Medical Co., Ltd.	Japan	100%
Alere Health Sdn Bhd	Malaysia	100%
Alere Health B.V.	Netherlands	100%
Alere Health Services B.V.	Netherlands	51%
Framed BV	Netherlands	100%

Name of Subsidiary	State or Jurisdiction of Incorporation	% of ownership
Alere Limited	New Zealand	100%
Alere Healthcare Nigeria Limited	Nigeria	100%
Alere Technologies AS	Norway	100%
Alere AS f/k/a Medinor AS	Norway	100%
Axis-Shield AD III AS	Norway	100%
Axis-Shield AD IV AS	Norway	100%
Axis-Shield AS	Norway	100%
Scanax AS	Norway	100%
Alere Philippines, Inc.	Philippines	95%
Arriva Medical Philippines, Inc.	Philippines	100%
Alere Lda	Portugal	100%
Alere Technologies Limited	Scotland	100%
Alere PTE Limited	Singapore	100%
Alere Healthcare (Pty) Limited	South Africa	100%
Pantech Proprietary Limited	South Africa	74.90%
Alere Healthcare Inc.	South Korea	100%
ALR Holdings	South Korea	100%
Standard Diagnostics, Inc.	South Korea	100%
Alere Healthcare, S.L.	Spain	100%
Alere Spain, S.L.	Spain	100%
Alere AB f/k/a Medinor AB	Sweden	100%
Alere Toxicology AB f/k/a Concateno Scandinavia AB	Sweden	100%
Colibri Medical AB	Sweden	100%
European Drug Testing Service AB	Sweden	100%
Alere GmbH	Switzerland	100%
Alere Switzerland GmbH	Switzerland	100%
SPD Swiss Precision Diagnostics GmbH	Switzerland	50%
Alere Health Corp.	Taiwan	100%
Alere AS Holdings Limited	United Kingdom	100%
Alere BBI Holdings Limited	United Kingdom	100%
Alere Connected Health Limited	United Kingdom	100%
Alere Healthcare Connections Limited f/k/a Healthcare Connections Limited	United Kingdom	100%
Alere Limited	United Kingdom	100%
Alere Toxicology plc f/k/a Concateno plc	United Kingdom	100%
Alere UK Holdings Limited	United Kingdom	100%
Alere UK Subco Limited	United Kingdom	100%
Axis-Shield Diagnostics Limited	United Kingdom	100%
Axis-Shield Ltd.	United Kingdom	100%
BBI Animal Health Limited	United Kingdom	100%
BBI Diagnostics Group 2 Public Limited Company	United Kingdom	100%
Cozart Limited	United Kingdom	100%
Forensics Limited	United Kingdom	100%
IG Innovations Limited	United Kingdom	100%
TwistDX Limited	United Kingdom	100%
SPD Development Company Limited	United Kingdom	50%
Unipath Limited dba Alere International	United Kingdom	100%